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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2004
Date of Report (Date of earliest event reported)

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-30675	73-1561191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1723 S. Boston Ave Tulsa, Oklahoma 74119
(Address of principal executive offices including zip code)

(918) 592-0015
Registrant's telephone number, including area code

None
(Former name or former address, if changed since last report.)

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ITEM 7.       FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description
99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

EnXnet, Inc. announces it has filed for Patent rights covering its design for Electronic Article Surveillance (EAS) tag technology. The inclusion of all four of the major EAS tags into the hub ring of optical disc products such as digital video discs (DVD's) and compact discs (CD's) during the manufacturing process utilizes the entire usable space therein. In effect, the utilization of the hub ring of DVD's and CD's for inclusion of any security devices is covered by the patent application. These embedded devices will deter retail and employee theft.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 14th day of June, 2004.

ENXNET, INC. (Registrant)
BY:	/s/ Ryan Corley
Ryan Corley President, Principal Executive Officer and a member of the Board of Directors.